-----------------------------------------------------------------------------------------------
                                                KEMPER                  5.00%         credit

           Issue                                        Issue
       Ages 80 &                                    Ages 81 &
           Under                                         Over
                      Trail                                         Trail
                      ------------------------                      --------------------------
                         During                                         During
            Upfront   SC period     Thereafter           Upfront     SC period     Thereafter
            ----------------------------------------------------------------------------------
Trail
Commission
Option
A            5.00%       0.00%          0.00%              3.00%        0.00%           0.00%
B            4.25%       0.25%          0.25%              2.75%        0.20%           0.25%
C            3.25%       0.25%          1.00%              2.25%        0.20%           1.00%
D            2.50%       0.50%          1.00%              1.75%        0.40%           1.00%
E            1.00%       1.00%          1.00%              0.75%        0.80%           1.00%
                                                                        -----          -------
                                                                        4.00%           credit